SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Fidelity National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIDELITY NATIONAL CORPORATION
3490 Piedmont Road
Suite 1550
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 24, 2003

     The Annual Meeting of Shareholders of Fidelity National Corporation (“Fidelity”) will be held on Thursday, April 24, 2003, at 3:00 p.m. at its office at One Securities Centre, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, for the purposes of considering and voting upon:

1.	The election of eight directors to constitute the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified.

2.	Such other matters as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on March 7, 2003, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented and voted at the meeting. Please sign, date, and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

     Also enclosed is a copy of Fidelity’s 2002 Annual Report to Shareholders.

By Order of the Board of Directors,

/s/ Martha C. Fleming Martha C. Fleming Secretary

March 21, 2003

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

FIDELITY NATIONAL CORPORATION
3490 Piedmont Road
Suite 1550
Atlanta, Georgia 30305

PROXY STATEMENT

     This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Fidelity National Corporation (“Fidelity”) for use at the Annual Meeting of Shareholders (“Meeting”) to be held at its office at One Securities Centre, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, on April 24, 2003, at 3:00 p.m. and any adjournment thereof. The purposes of the Meeting are set forth in the accompanying Notice of the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to Shareholders on March 21, 2003.

     The record date of holders of Common Stock entitled to vote at the Meeting was taken as of the close of business on March 7, 2003. On that date, Fidelity had outstanding and entitled to vote 8,860,669 shares of Common Stock, no par value, with each share entitled to one vote.

     A Proxy given pursuant to this solicitation may be revoked by the holder of the Common Stock who attends the Meeting and gives oral or written notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of Fidelity. If the Proxy is properly completed and returned by the holder of the Common Stock and is not revoked, it will be voted at the Meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted “FOR” all of the nominees for director named herein and upon such other matters as may properly come before the Meeting or any adjournment thereof in accordance with the best judgment of the holders of the Proxy.

     The presence of a majority of the votes entitled to be cast at the Meeting represented in person or by proxy at the Meeting will constitute a quorum. The eight nominees receiving the highest vote totals will be elected as directors of Fidelity. All other matters will be decided by the affirmative vote of the majority of the votes entitled to be cast present or represented at the Meeting.

     Abstentions, withheld votes and broker non-votes will be included in the calculation of the number of votes represented in person or by proxy at the Meeting in determining whether the quorum requirement is satisfied, but will not be counted as votes cast for any matter to be voted upon. Broker “non-votes” occur when a broker holding shares of Common Stock for a beneficial owner votes on one matter pursuant to the broker’s discretionary authority or pursuant to instructions from the beneficial owner, but does not vote on another matter for the reason that the broker does not have discretionary authority to vote such shares on such other matter and has not received voting instructions from the beneficial owner. Broker non-votes will not affect the votes required to elect the directors, which is the only matter known to management that will be presented at the Meeting.

     The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by Fidelity. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Common Stock and normal handling charges may be paid for such forwarding service. In addition, directors, officers and other employees of Fidelity, who will not be additionally compensated therefor, may solicit proxies in person or by telephone, e-mail, or other electronic means.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table sets forth as of March 1, 2003, beneficial ownership of Fidelity’s Common Stock by (i) each person known to be the beneficial owner of more than 5% of the Common Stock of Fidelity, (ii) each director, and executive officer, and (iii) all directors and executive officers as a group.

Name	Number of Shares		Percent of Class
Of Beneficial Owner	Owned Beneficially		Outstanding

Tontine Management L.L.C	809,300		9.1%
200 Park Avenue – Suite 3900
New York, NY 10166-3799
Dimensional Fund Advisors Inc.	449,200		5.1%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401-1038
James B. Miller, Jr.	2,892,445	(1)	32.2%
David R. Bockel	1,000		*
Edward G. Bowen, M.D.	11,000	(2)	*
Kevin S. King	4,136	(3)	*
Larry D. Peterson	105,100	(4)	1.2%
Robert J. Rutland	148,764	(5)	1.7%
W. Clyde Shepherd III	42,130	(6)	*
Rankin M. Smith, Jr.	17,514	(7)	*
David Buchanan	32,843	(8)	*
M. Howard Griffith, Jr.	46,845	(9)	*
H. Palmer Proctor, Jr.	37,295	(10)	*
All directors and executive officers as a group (11 persons)	3,339,072	(11)	36.5%

*	Less than one percent.

(1)	Includes 309,803 shares of Common Stock held by Fidelity National Bank (“Bank”) as trustee under five trusts for Mr. Miller’s children and 180,433 shares of Common Stock held by Berlin American, LLC, a company of which Mr. Miller and his wife own 40%. Also includes 87,349 shares of Common Stock owned by his spouse, 85,920 shares of Common Stock held in his 401(k) Plan, and 109,600 shares of Common Stock that Mr. Miller has the right to acquire pursuant to outstanding stock options. Mr. Miller’s business address is Suite 1550, 3490 Piedmont Road, Atlanta, Georgia 30305.

(2)	Includes 10,560 shares of Common Stock held by Dr. Bowen as trustee for Target Benefit Plan.

(3)	Owned by Mr. King’s wife.

(4)	Includes 100,000 shares of Common Stock that Mr. Peterson has the right to acquire pursuant to outstanding stock options.

(5)	Includes 6,000 shares of Common Stock held by Mr. Rutland as custodian for his children and 7,920 shares of Common Stock held by a family foundation.

(6)	Includes 35,530 shares of Common Stock held by a Shepherd family foundation and 1,800 shares of Common Stock held in trust for minor children.

(7)	Includes 1,688 shares of Common Stock owned by Mr. Smith’s wife and 6,607 shares of Common Stock held by Mr. Smith’s children.

(8)	Includes 22,000 shares of Common Stock that Mr. Buchanan has the right to acquire pursuant to outstanding stock options.

(9)	Includes 30,000 shares of Common Stock that Mr. Griffith has the right to acquire pursuant to outstanding stock options.

(10)	Includes 30,000 shares of Common Stock that Mr. Proctor has the right to acquire pursuant to outstanding stock options.

(11)	Includes 291,600 shares of Common Stock that the beneficial owners have the right to acquire pursuant to outstanding stock options.

Item 1 — Nomination and Election of Directors

     The number of directors is currently set at eight by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or of the Shareholders, but no decrease shall have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next annual meeting of Shareholders and until their successors are elected and qualified.

     In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee unless the Board of Directors or Shareholders by resolution provide for a lesser number of directors, but in no event will the Proxy be voted for more than eight nominees. Management has no reason to believe that any nominee will not serve if elected. All the nominees are currently directors of Fidelity.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following information as of March 1, 2003, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been engaged in his present principal employment, in the same position, for more than five years.

		Year	Business Experience During Past
Name	Age	Elected	Five Years And Other Information

James B. Miller, Jr. (3)	62	1979	Chairman of the Board, President and Chief Executive Officer of Fidelity since 1979. A director of the Bank since 1976; President and Chief Executive Officer of the Bank from 1977 to 1997; and Chairman of the Bank since 1998. Chairman of the Board of Fidelity National Capital Investors, Inc. (“Fidelity Capital”). A director of Interface, Inc., a textile manufacturing company, and of American Software Inc., a software development company.
David R. Bockel (1)	58	1997	President of Bockel & Company, an advertising agency in Atlanta, Georgia, since 1971. He is also Commanding General, 90th Regional Support Command, U.S. Army Reserve. A director of the Bank since 1997.
Edward G. Bowen, M.D. (1)	67	1989	Retired, gynecologist and obstetrician in Atlanta, Georgia. Trustee, Duke University since 2000. Chairman, Board of Trustees, Northside Hospital from 1998 to 2000. A director of the Bank since 1989.
Kevin S. King (1)	55	1998	Attorney in Atlanta, Georgia. Of Counsel, Dietrick, Evans, Scholz & Williams, LLC, Atlanta, Georgia, from 2000 to January 2003. A partner with King & Carragher, Attorneys from 1996 to 2000. A director of the Bank since 1998.
Larry D. Peterson (3)	54	1997	Director, President and Chief Executive Officer of the Bank, and Vice President of Fidelity since 1997.
Robert J. Rutland (2) (3)	61	1979	Chairman of Allied Holdings, Inc., a transportation company located in Decatur, Georgia, since 1995. A director of the Bank since 1974.
W. Clyde Shepherd III (1)	42	2003	President, Plant Improvement Co., Inc., a highway construction/real property lessor company located in Atlanta, Georgia, since 1997. Vice President and Secretary of Toco Hill, Inc., a real estate/lessor company located in Atlanta, Georgia, since 1983. A director of the Bank since 1998. A director of Fidelity Capital since 1992.
Rankin M. Smith, Jr. (1) (2)	55	1987	Owner and Manager, Seminole Plantation, a shooting preserve located in Thomasville, Georgia, since 1991. Director, advisor and shareholder of the Atlanta Falcons Football Club from 1990 to 2002. A director of the Bank since 1987.

(1)	Member of the Audit Committee of the Board of Directors.

(2)	Member of the Compensation Committee of the Board of Directors

(3)	Member of the Executive Committee of the Board of Directors

     There are no family relationships between any director, executive officer or nominee for director of Fidelity or any of its subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires Fidelity’s directors, officers and persons who own more than ten percent of the Common Stock of Fidelity to file reports of ownership changes with the Securities Exchange Commission (“SEC”). During 2002, Messrs. Buchanan and Proctor, officers of Fidelity, each inadvertently filed late a Form 4, statement of changes in beneficial ownership of securities, reporting the granting to each of stock options to purchase 10,000 shares of Common Stock.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and other compensation paid by Fidelity and its subsidiaries for 2002 to James B. Miller, Jr., Larry D. Peterson, David Buchanan, M. Howard Griffith, Jr., and H. Palmer Proctor, Jr., executive officers (collectively “Named Executive Officers”).

Summary Compensation Table

Name and				All Other
Principal Position	Year	Salary	Bonus	Compensation

James B. Miller, Jr.	2002	$500,000	$—	$28,946	(1)
Chairman of the Board,	2001	500,000	—	24,463	(1)
President and Chief	2000	400,000	100,000	22,648	(1)
Executive Officer
Larry D. Peterson	2002	300,000	—	11,373	(2)
President and Chief	2001	300,000	—	13,551	(2)
Executive Officer, FNB	2000	300,000	—	15,636	(2)
David Buchanan	2002	160,625	—	8,229	(3)
Vice President	2001	150,000	9,000	7,856	(3)
	2000	150,000	21,938	7,262	(3)
M. Howard Griffith, Jr.	2002	185,625	20,000	6,456	(4)
Chief Financial Officer	2001	175,000	—	6,562	(4)
	2000	175,000	—	3,929	(4)
H. Palmer Proctor, Jr.	2002	160,625	—	11,289	(5)
Vice President	2001	150,000	1,137	10,707	(5)
	2000	150,000	8,609	6,097	(5)

(1)	Includes Fidelity’s contributions of $5,000 to Mr. Miller’s account in the tax-qualified savings plan (“401(k) Plan”) for 2002, 2001, and 2000, respectively, and $16,490, $14,734, and $12,988 for life insurance for Mr. Miller for 2002, 2001, and 2000, respectively, under split dollar and corporate owned life insurance policies. Under the split dollar insurance policy, Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield. Also, includes $2,270, $267, and $314 for annual fees for a club in 2002, 2001, and 2000, respectively.

(2)	Includes Fidelity’s contributions of $4,500, $4,500, and $7,676 to Mr. Peterson’s account in the 401(k) Plan for 2002, 2001, and 2000, respectively, and $1,373, $1,236, and $1,130 under a split dollar insurance policy for Mr. Peterson for 2002, 2001, and 2000, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield, and $3,583, $4,238, and $2,087 for annual fees for a club in 2002, 2001,and 2000.

(3)	Includes Fidelity’s contributions of $4,566, $3,975, and $3,237 to Mr. Buchanan’s account in the 401(k) Plan for 2002, 2001, and 2000, respectively, and $323, $282, and $265 under a split dollar insurance policy for Mr. Buchanan for 2002, 2001, and 2000, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premium paid plus a market yield.

(4)	Includes Fidelity’s contributions of $5,500, $5,250, and $3,198 to Mr. Griffith’s account in the 401(k) Plan for 2002, 2001, and 2000, respectively, and $853, $791, and $731 under a split dollar insurance policy for Mr. Griffith for 2002, 2001, and 2000, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premium paid plus a market yield, and $103 and $521 for annual fees for a club in 2002 and 2001.

(5)	Includes Fidelity’s contributions of $4,731, $4,526, and $3,013 to Mr. Proctor’s account in the 401(k) Plan for 2002, 2001, and 2000, respectively, and $208, $201, and $200 under a split dollar insurance policy for Mr. Proctor for 2002, 2001, and 2000, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield, and $3,800, $3,478, and $892 for annual fees for a club in 2002, 2001, and 2000, respectively.

Employment Agreements

     Fidelity initially entered into an employment agreement with Larry D. Peterson in 1997. The initial employment agreement with Mr. Peterson was for a three-year period ending September 14, 2000. A new three-year employment agreement was entered into commencing September 15, 2000. The employment agreements provided for an annual base salary of $300,000. Also, Fidelity provided Mr. Peterson a disability policy, which provides disability benefits at the annual rate of $210,000.

     The employment agreement with Mr. Peterson provides that if the executive terminates his employment or if his employment is terminated by Fidelity for cause, such executive is subject to a non-compete provision for a period of one year.

Stock Options

     The following table sets forth, with respect to the Named Executive Officers, information concerning stock options granted during the fiscal year ended December 31, 2002:

		% of Total
		Options			Market	Grant
	Number of	Granted to	Exercise		Value on	Date
	Options	Employees in	Price	Expiration	Grant	Present
Name	Granted (1)	Fiscal Year	($/Sh)	Date	Date	Value (2)

David Buchanan	10,000	22.7%	$10.75	4/24/09	$10.75	$38,100
H. Palmer Proctor, Jr.	10,000	22.7%	10.75	4/24/09	10.75	$38,100

(1)	No stock appreciation rights have been granted to the Executive Officers of Fidelity.

(2)	Fidelity used a modified Black-Scholes model of option valuation to determine grant date present value. Fidelity does not represent that the Black-Scholes model can properly determine the value of an option. Assumptions used for valuation are: interest rate (risk free rate of return of 4.69%), expected dividends (as a percent of the fair value of the stock of 1.90%), and volatility of 40.80.

     The following table sets forth, with respect to the Named Executive Officers, information concerning any exercise of stock options in 2002 and all unexercised stock options held as of December 31, 2002.

AGGREGATE STOCK OPTION EXERCISES FOR THE YEAR ENDED
DECEMBER 31, 2002, AND YEAR-END STOCK OPTION VALUES

		Value Realized ($)	Number of		Value of Unexercised
		(Market Price	Unexercised Stock		In-the-Money Stock Options
	Number of	at Time of	Options at Year-End		at Year-End (1)
	Shares Acquired	(Exercise less
Name	on Exercise	Exercise Price)	Exercisable	Unexercisable	Exercisable	Unexercisable

James B. Miller, Jr.	—	—	109,600	0	$97,544	$—
Larry D. Peterson	—	—	100,000	0	89,000	—
David Buchanan	—	—	22,000	18,000	62,260	50,940
M. Howard Griffith, Jr.	—	—	30,000	20,000	84,900	56,600
H. Palmer Proctor, Jr.	—	—	30,000	30,000	84,900	56,600

(1)	The average of the high and low value of a share of Common Stock of Fidelity on December 31, 2002, was $9.89.

401(k) PLAN

     Fidelity has adopted a tax-qualified savings plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 (“Code”). Employees may elect to contribute up to the statutory limitation of 15 percent of the employee’s annual salary to the 401(k) Plan through payroll deductions, and may direct the investment of their accounts into various investment funds including the purchase of Common Stock of Fidelity. Under Section 401(k) of the Code, the employee’s contributions to the 401(k) Plan are not taxable to the employee until such amounts are distributed to the employee. Fidelity pays the administrative expenses of the 401(k) Plan and makes voluntary contributions from time to time, which are allocated to each eligible employee’s account as required by the Code. Fidelity’s voluntary contributions become fully vested at the earlier of six years of service or at normal retirement age. Fidelity’s voluntary contributions in 2002 were $304,457.

COMPENSATION OF DIRECTORS

     During 2002, each non-employee director of Fidelity received a $10,000 annual retainer, paid in four quarterly installments. In addition, each non-employee director received $2,000 for each Board of Directors’ meeting attended and $500 for each committee meeting attended on a day that was not a regularly scheduled Board meeting date. Effective January 1, 2003, each non-employee director of Fidelity will receive a $10,000 annual retainer, paid in four quarterly installments. In addition, each non-employee director will receive $2,000 for each Board of Directors’ meeting attended and $1,000 for each committee meeting attended.

     Directors who are employees do not receive a fee for attending Board or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee (“Compensation Committee”) of the Board of Directors are Robert J. Rutland, Chairman, and Rankin M. Smith, Jr. W. Clyde Shepherd, Jr. was a director and member of the Compensation Committee until December 17, 2002. No member of the Compensation Committee is or was an officer or employee of Fidelity or any subsidiary.

     The Bank leases space from a corporation of which Mr. Shepherd, Jr., who was a director and member of the Compensation and Executive Committees until his retirement in December 2002, and Mr. Shepherd III, a director and member of the Audit Committee, are the majority shareholders. The Bank leases approximately 2,200 square feet at an average annual rate of approximately $12 per square foot subject to a pro rata increase for increases in taxes and insurance. The lease commenced November 1, 1995, with an initial termination date of September 30, 2000, and a five-year option to renew, which was exercised. The Bank also leases space from Allied Holdings, Inc. of which Mr. Rutland is Chairman. Mr. Rutland is a director and member of the Compensation and Executive Committees. The Bank leases approximately 5,040 square feet at an average annual rate of approximately $20 per square foot. The lease commenced January 1, 1994, with an initial termination date of December 31, 2003, and the option to renew for six additional five-year terms. The lease agreements were made substantially on the same terms as those prevailing at the time for comparable leases for similar facilities.

     Kevin S. King, a director and member of the Audit Committee, was of counsel during 2002 to the law firm of Dietrick, Evans, Scholz & Williams, LLC, which law firm provided legal services to the Bank.

     The Bank and Fidelity National Capital Investors, Inc. have had, and expect to have in the future, banking and other business transactions in the ordinary course of business with directors (including members of the Committee) and officers of Fidelity and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time of comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risks of collectibility, nor present other unfavorable features. As of December 31, 2002, the Bank had direct and indirect loans outstanding to officers and directors and their affiliates aggregating approximately $1.61 million.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2002, the Board of Directors held seven (7) meetings. Each of the directors attended at least seventy-five (75%) of the aggregate meetings of the Board of Directors and the committees on which the director served. Fidelity has an Audit Committee, a Compensation Committee and an Executive Committee; however, it does not have a nominating committee. All nominees for the Board of Directors are nominated by the entire Board of Directors.

Audit Committee. The primary functions of Fidelity’s Audit Committee are to see that an audit program is in place to protect the assets of Fidelity, assure that adequate internal controls exist, oversee the internal audit function, and recommend the independent auditors for appointment by the Board of Directors. During 2002, the Audit Committee held five (5) meetings. The Audit Committee is governed by a written charter approved by the Audit Committee and the Board of Directors.

Compensation Committee. The primary functions of the Compensation Committee are to provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to the selection, goals, performance, and remuneration of the Chairman and CEO of Fidelity and each of its direct subsidiaries, and the general review and evaluation of compensation plans for the officers, employees, and directors of Fidelity to ensure they are appropriate, competitive, and properly reflect Fidelity’s objectives and performance. The Compensation Committee is governed by a written charter approved by the Compensation Committee and the Board of Directors. During 2002, the Compensation Committee held four (4) meetings.

Executive Committee. The Executive Committee is authorized to exercise any and all of the powers of the Board of Directors in the management of the business and affairs of Fidelity except where specific power is limited to the Board of Directors by the Bylaws or by applicable law. During 2002, the Executive Committee held three (3) meetings.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Board of Directors of Fidelity has adopted a written charter for the Compensation Committee.

     The Compensation Committee is responsible for evaluating the total remuneration of the Chairman and CEO of Fidelity and each of its direct subsidiaries and other executives of Fidelity to provide competitive levels of compensation which take into account Fidelity’s annual and long-term performance goals and strategic plan, whether there has been above average corporate performance, the levels of an individual’s initiative, responsibility and achievements, how effectively risk is managed, and the need of Fidelity to attract and retain well trained and highly motivated executives. The Committee reviews and approves Fidelity’s 401(k) Plan, employee stock purchase plan, stock option plans, stock option awards, deferred compensation plan, and any employee benefit plans, including health plans, in which Fidelity’s officers and employees are eligible to participate. The Committee reviews and evaluates recommendations to the Board on Fidelity’s executive compensation practices and policies, management succession, and sets directors’ compensation.

     Executive officers’ overall compensation is intended to be competitive with the compensation paid to executives of financial institutions and of other companies similar in size, complexity, and character to Fidelity, provided that the performance of Fidelity and the executive officer warrants the compensation being paid.

     Compensation paid to or for the benefit of the Named Executive Officers of Fidelity for 2002, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, bonus, matching contributions paid with respect to the 401(k) Plan, split dollar insurance policies and certain perquisites. In addition, Fidelity has adopted certain broad-based employee benefit plans in which executives and other officers, together with employees, have the option to participate. Benefits under these plans are not directly or indirectly tied to Fidelity’s performance, except that contributions by Fidelity to the 401(k) Plan are voluntary, at the election of the Board of Directors. A bonus was granted to Mr. Griffith based upon his individual performance. No other bonuses were granted for performance in 2002. Stock options were granted to Messrs. Buchanan and Proctor based upon their individual performance.

     During 1999, Fidelity purchased a no load single premium company owned life insurance policy on Mr. Miller which provides a tax exempt yield to Fidelity if held to maturity. Mr. Miller will receive taxable income for the economic benefit he receives under the policy as noted in the Summary Compensation Table.

     The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Fidelity specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Committee

Robert J. Rutland, Chairman
Rankin M. Smith, Jr.

AUDIT COMMITTEE REPORT

     Each of the Audit Committee members satisfies the definition of independent director as established by the National Association of Securities Dealers. The Board of Directors of Fidelity has adopted a written charter for the Audit Committee.

     The Audit Committee has reviewed Fidelity’s audited consolidated financial statements for the year ended December 31, 2002, and discussed the statements with management. The Audit Committee has discussed with Ernst & Young, Fidelity’s independent accountants, those matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit and Finance Committees, as amended.

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the Independent Standards Board Standard No. 1 and the Members of the Audit Committee have discussed the independence of Ernst & Young. The Audit Committee has determined that the providing of professional services, in addition to audit related services, is compatible with the maintenance of the accountant’s independence. Based upon the review and discussions noted above, the Audit Committee has recommended to the Board of Directors of Fidelity that the audited consolidated financial statements of Fidelity be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and be filed with the U. S. Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Fidelity specifically incorporates this information by reference and should not otherwise be deemed filed under such Acts.

Audit Committee

Kevin S. King, Chairman
David R. Bockel
Edward G. Bowen, M.D.
W. Clyde Shepherd III
Rankin M. Smith, Jr.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative shareholder return on Fidelity’s Common Stock with the cumulative total return on The NASDAQ Stock Market (U.S. Companies) index and the NASDAQ Bank Stock Market under the symbol LION.

     The graph assumes $100 invested on December 31, 1997, in the Common Stock of Fidelity and in each of the two indexes. The comparison assumes that all dividends are reinvested.

Comparison of Cumulative Total Return Among Fidelity,
The NASDAQ Stock Market (U.S.) and NASDAQ Bank Stocks

Fidelity National Corporation

	Period Ending

Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Fidelity National Corporation	100.00	116.64	83.66	57.05	85.92	119.60
NASDAQ — Total US*	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ Bank Index*	100.00	99.36	95.51	108.95	117.97	120.61

AUDITORS

     Ernst & Young audited the consolidated financial statements of Fidelity for the year ended December 31, 2002, and have been selected to audit the consolidated financial statements for 2003. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

     Fees of Ernst & Young for professional services rendered during 2002 for the audit of Fidelity’s consolidated annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in Fidelity’s quarterly reports on Form 10-Q for that fiscal year were $279,128.

     The Audit Committee of the Board of Directors of Fidelity has determined that the providing of the services covered under the caption “All Other Fees” is compatible with maintaining the independence of Ernst & Young.

Financial Information Systems Design and Implementation Fees

     Ernst & Young did not provide professional services relating to financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees

     The aggregate fees of Ernst & Young for all other professional services, rendered during the fiscal year ended December 31, 2002, including audit related fees of $279,128 as stated above under the caption “Audit Fees” were $347,934. This amount includes $34,500 for business advisory services rendered in connection with the OCC Consent Order and its review of the Trust Department of the Bank.

SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the 2004 Annual Meeting must be received by Fidelity addressed to the President at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, by November 22, 2003, in order to be eligible for inclusion in the Proxy Statement and Proxy meeting for that meeting. Shareholders may also present at the 2004 Annual Meeting any proper proposal that is not disclosed in the Proxy Statement for that meeting.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management knows of no matters, other than the election of directors as stated above, that are to be brought before the Meeting. If any other matter should be presented for consideration and voted upon; however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of Fidelity.

By Order of the Board of Directors,

/s/ Martha C. Fleming
Martha C. Fleming Secretary

March 21, 2003

PROXY

FIDELITY NATIONAL CORPORATION
Proxy for the Annual Meeting of Shareholders
To be held April 24, 2003
Solicited on behalf of The Board of Directors

     The undersigned hereby authorizes Edward G. Bowen, M.D. and Kevin S. King, and each of them individually, with the power of substitution, to vote and otherwise represent all of the shares of common stock (“Common Stock”) of Fidelity National Corporation, (“Company”), held of record by the undersigned, at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held at the offices of the Corporation located on One Securities Centre, 3490 Piedmont Road, Suite 1550, Atlanta, GA 30305 on April 24, 2003, at 3:00 p.m. and any adjournment thereof, as herein specified and, in their discretion, upon such other matters as may come before the Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting. All other proxies heretofore given by the undersigned to vote shares of Common Stock of the Company are expressly revoked.

     Unless a contrary direction is indicated, this Proxy Will Be Voted “For” the Proposal referred to in Item 1. The Board of Directors recommends a vote “For” the Proposal referred to in Item 1.

(Continued and to be signed on the other side.)

FIDELITY NATIONAL CORPORATION P.O. BOX 11286 NEW YORK, N.Y. 10206-0286

— DETACH PROXY CARD HERE —

☐	PLEASE COMPLETE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

Item 1.     Election of Directors

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐	To change your address, please mark this box.	☐

Nominees:	James B. Miller, Jr.; David R. Bockel; Edward G. Bowen, M.D.; Kevin S. King; Larry D. Peterson; Robert J. Rutland; W. Clyde Shepherd III; and Rankin M. Smith, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

* Exceptions

S C A N L I N E

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer please give full title as such.
Whether or not you plan to attend the Annual Meeting, you are urged to execute and return your proxy, which may be revoked at any time prior to its use.

Date	Share Owner sign here	Co-Owner sign here